Exhibit 23.1



                 INDEPENDENT AUDITORS' CONSENT



The Board of Directors
TMS, Inc.:


We consent to incorporation by reference in the registration statement (no. 333-03909) on Form S-8 of TMS, Inc. of our report dated October 19, 2000, relating to the balance sheets of TMS, Inc. as of August 31, 2000 and 1999, and the related statements of operations, shareholders' equity, and cash flows for the years then ended, and the related financial statement schedule, which report appears in the August 31, 2000, annual report on Form 10-KSB of TMS, Inc.


                              KPMG LLP




Oklahoma City, Oklahoma
November 20, 2000